UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 15, 2022

Lincoln National Corporation

(Exact name of registrant as specified in its charter)

Indiana	1-6028	35-1140070
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

150 N. Radnor Chester Road, Radnor, PA 19087

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code (484) 583-1400

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock	LNC	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 8.01.	Other Events.

On November 15, 2022, Lincoln National Corporation (the “Company” or “we”) entered into an Underwriting Agreement with BofA Securities, Inc., Goldman Sachs & Co. LLC, J.P. Morgan Securities LLC and Wells Fargo Securities, LLC, as representatives of the several underwriters listed therein (the “Series C Underwriters”), pursuant to which the Company agreed to sell, and the Series C Underwriters agreed to purchase, subject to the terms and conditions set forth therein, an aggregate of 500,000 depositary shares (the “Series C Depositary Shares”), each representing a 1/1,000th interest in a share of the Company’s 9.250% Fixed Rate Reset Non-Cumulative Preferred Stock, Series C, liquidation preference $25,000 per share (the “Series C Preferred Stock”). Also on November 15, 2022, we entered into an Underwriting Agreement with BofA Securities, Inc., Goldman Sachs & Co. LLC, J.P. Morgan Securities LLC, Morgan Stanley & Co. LLC and Wells Fargo Securities, LLC, as representatives of the several underwriters listed therein (the “Series D Underwriters” and, together with the Series C Underwriters, the “Underwriters”), pursuant to which the Company agreed to sell, and the Series D Underwriters agreed to purchase, subject to the terms and conditions set forth therein, an aggregate of 20,000,000 depositary shares (the “Series D Depositary Shares”), each representing a 1/1,000th interest in a share of the Company’s 9.000% Non-Cumulative Preferred Stock, Series D, liquidation preference $25,000 (the “Series D Preferred Stock”). The offering and sale of the Series C Depositary Shares and Series C Preferred Stock were registered under the Company’s registration statement on Form S-3 (File No. 333-249058) (the “Form S-3”), and a prospectus supplement related to the Series C Depositary Shares dated November 15, 2022 has been filed with the Securities and Exchange Commission (the “SEC”) pursuant to Rule 424(b)(5) under the Securities Act of 1933, as amended (the “Securities Act”). The offering and sale of the Series D Depositary Shares and Series D Preferred Stock were also registered under the Form S-3, and a prospectus supplement related to the Series D Depositary Shares dated November 15, 2022 has been filed with the SEC pursuant to Rule 424(b)(5) under the Securities Act. The offerings are expected to close on November 22, 2022, subject to the satisfaction of customary closing conditions. The closing of each offering is not conditioned on the closing of the other.

Each Underwriting Agreement contains customary representations, warranties and agreements of the Company, conditions to closing, indemnification rights and obligations of the parties and termination provisions. The description of each Underwriting Agreement set forth above is qualified by reference to each Underwriting Agreement, filed as Exhibit 1.1 and Exhibit 1.2, respectively, to this Current Report on Form 8-K and incorporated herein by reference.

From time to time, in the ordinary course of their business, certain of the Underwriters and their affiliates have provided, and may in the future provide, various financial advisory, investment banking, commercial banking or investment management services to us and our affiliates, for which they have received and may continue to receive customary fees and commissions. In addition, the Underwriters and their affiliates may, from time to time, engage in transactions with or perform services for us in the ordinary course of business, including acting as distributors of various life, annuity, defined contribution and investment products of our subsidiaries. From time to time, certain of the Underwriters and their affiliates may effect transactions for their own account or the account of customers, and hold on behalf of themselves or their customers, long or short positions in our debt or equity securities or loans, and may do so in the future.

Item 9.01.	Financial Statements and Exhibits

(d) Exhibits

Exhibit Number	Description

1.1	Underwriting Agreement with respect to the Series C Preferred Stock of the Company, dated November 15, 2022, among the Company and the underwriters named therein.

1.2	Underwriting Agreement with respect to the Series D Preferred Stock of the Company, dated November 15, 2022, among the Company and the underwriters named therein.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LINCOLN NATIONAL CORPORATION

By	/s/ Randal J. Freitag
Name:	Randal J. Freitag
Title:	Executive Vice President and
Chief Financial Officer

Date: November 17, 2022